Exhibit 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of M.D.C. Holdings, Inc. of our report dated February 3, 1997 appearing on page F-2 of M.D.C. Holdings, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1996.




/s/Price Waterhouse LLP
-----------------------
PRICE WATERHOUSE LLP



Denver, Colorado
February 25, 1997